Exhibit 99.2

                                 CRDENTIA CORP.


          Unaudited Pro Forma Combined Condensed Financial Statements

The following unaudited pro forma combined condensed financial statements have been prepared to give effect to the merger on December 2, 2003, of (i) PSR Acquisition Corporation, a wholly-owned subsidiary of Crdentia Corp., with and into PSR Nurse Recruiting, Inc. and (ii) PSR Holdings Acquisition Corporation, a wholly-owned subsidiary of Crdentia Corp., with and into PSR Nurses Holdings Corp., using the purchase method of accounting and the assumptions and adjustments described in the accompanying notes to the unaudited pro forma combined condensed financial statements. PSR Nurse Recruiting, Inc. and PSR Nurses Holdings Corp. are the holders of the general and limited partnership interests, respectively, of, and are accounted for collectively as, PSR Nurses Ltd. and are from time to time collectively referred to as "PSR." These pro forma statements were prepared as if the transaction had been completed as of January 1, 2002.

The unaudited pro forma combined condensed financial statements are presented for illustrative purposes only and are not necessarily indicative of the results of operations that would have actually been reported had the transaction occurred on January 1, 2002, nor are they necessarily indicative of the future results of operations. The pro forma combined condensed financial statements include adjustments, which are based upon preliminary estimates, to reflect the allocation of the purchase price to the acquired assets and assumed liabilities of PSR. The preliminary purchase price allocation is subject to revision as more detailed analysis is completed and additional information on the fair values of these assets and liabilities becomes available. Any change in the fair value of the net assets of PSR will change the amount of the purchase price allocable to goodwill. Final purchase accounting adjustments may differ materially from the pro forma adjustments presented herein.

These unaudited pro forma combined condensed financial statements are based upon the respective historical consolidated financial statements of Crdentia Corp. and PSR and should be read in conjunction with the historical consolidated financial statements of these companies and related notes. Also refer to "Management's Discussion and Analysis of Financial Condition and Results of Operations" contained in the reports and other information Crdentia Corp. has on file with the SEC.

The pro forma adjustments described in the accompanying notes are preliminary and are based on management's assumptions about the valuation of the fair values of the net assets acquired and Crdentia's restricted common stock issued to the former owners of PSR. Based upon management's preliminary findings, for pro forma purposes, management has preliminarily estimated the value of Crdentia's common stock will equal $0.95 per share. There can be no assurance that the actual fair value of Crdentia's common stock will equal $0.95 per share. Management intends to file an amended 8-K if its final valuation results in material differences from the estimated value.

The merger agreement, dated December 2, 2003, between the wholly owned Crdentia entities and the PSR entities contains an initial stock payment and two subsequent stock payments. At closing Crdentia issued 3,418,795 shares of Crdentia Common Stock to the shareholders of PSR Nurses Holdings Corp. and PSR Nurse Recruiting Inc. Based on the preliminary findings detailed previously, the initial total value is $3,246,905. The merger agreement calls for 10% of the initial shares to be held in escrow for any indemnity claims. At the end of each of years one and two following the closing, Crdentia shall issue to the PSR shareholders additional shares of Common Stock based on the increase in gross revenue over that two year period.

Pursuant to the Common Stock Purchase Agreement dated May 15, 2002 between the Company and James D. Durham, the Company's chairman and CEO, for all acquisitions through December 31, 2003, Mr. Durham has the right to acquire a number of shares of Common Stock from the Company equal to 25% of the number of shares of the Company's Common Stock issued to the sellers of the Acquired Companies at an exercise price of $.0001 per share.

                                 CRDENTIA CORP.
         UNAUDITED PRO FORMA COMBINED CONDENSED STATEMENT OF OPERATIONS
                      FOR THE YEAR ENDED DECEMBER 31, 2002


                                             Prior Acquisitions                                            Pro Forma
               Historical  --------------------------------------------------- Combined   PSR Nurses   ------------------------
               Crdentia(1)      BAC       New Age   Nurses Network Adjustments Subtotal   Ltd.         Adjustments   Combined
               ----------- ----------- ------------ -------------- ----------- ---------- ------------ ----------- ------------
Revenue        $        -  $ 2,429,208 $ 5,663,672  $     459,088  $           $8,551,968 $17,611,913  $        -  $26,163,881

Cost of
  revenue               -    1,911,077   4,126,495        430,956               6,468,528  13,198,532           -   19,667,060
               ----------- ----------- ------------ -------------- ----------- ---------- ------------ ----------- ------------
Gross profit            -      518,131   1,537,177         28,132           -   2,083,440   4,413,381           -    6,496,821

Selling,
  general &
  administrative
  expenses        433,771      408,082   1,059,119         88,141               1,989,113   5,602,002           -    7,591,115

Amortization of
  intangibles           -            -           -              -     96,000(a)    96,000     477,497     66,503(a)    640,000
               ----------- ----------- ------------ -------------- ----------- ---------- ------------ ----------- ------------
(Loss)/income
  from
  operations     (433,771)     110,049     478,058        (60,009)    (96,000)    (1,673)  (1,666,118)    (66,503)  (1,734,294)

Interest
  expense               -        1,766      80,229          6,855                 88,850      495 559           -      584,409
               ----------- ----------- ------------ -------------- ----------- ---------- ------------ ----------- ------------
(Loss)/income
  before
  income taxes   (433,771)     108,183     397,829        (66,864)    (96,000)   (90,523)  (2,161,677)    (66,503)  (2,318,703)

Provision for
  income taxes          -          800     113,000            800  (113,000)(b)    1,600            -          -(b)      1,600
               ----------- ----------- ------------ -------------- ----------- ---------- ------------ ----------- ------------
Net (loss)/
  income       $ (433,771) $   107,483 $   284,829  $     (67,664) $   17,000  $ (92,123) $(2,161,677) $  (66,503) $(2,320,303)
               =========== =========== ============ ============== =========== ========== ============ =========== ============
Basic loss
  per share    $    (0.05)                                                                                         $     (0.14)
               ===========                                                                                         ============
Fully diluted
  loss per
  share        $    (0.05)                                                                                         $     (0.14)
               ===========                                                                                         ============
Weighted
  average
  number of
  shares
  outstanding
  (basic and
  fully
  diluted)      8,562,822                                                                                           16,004,681
               ===========                                                                                         ============

(1) On October 22, 2002, Crdentia's board of directors voted to change the Company's fiscal year end from August 31st to December 31st. As such, Crdentia's results of operations for the twelve months ended December 31, 2002 were calculated by adding the results of operations for the four months ended December 31, 2002 and deducting the results of operations for the four months ended December 31, 2001 from the results of operations for the twelve months ended August 31, 2002.

The accompanying notes are an integral part of these unaudited pro forma combined condensed financial statements.

                                 CRDENTIA CORP.
          UNAUDITED PRO FORMA COMBINED CONDENSED STATEMENT OF OPERATIONS
                      FOR THE NINE MONTHS ENDED SEPTEMBER 30, 2003

                                             Prior Acquisitions                                                  Pro Forma
              Historical   ---------------------------------------------------   Combined   PSR Nurses    --------------------------
              Crdentia(1)       BAC       New Age   Nurses Network Adjustments   Subtotal   Ltd.           Adjustments    Combined
             ------------- ----------- ------------ -------------- ----------- ------------ ------------  ------------- ------------
Revenue      $    589,108  $  860,747  $  6,901,536 $     424,733              $ 8,776,124  $11,149,962   $          -  $19,926,086

Cost of
  revenue         430,234     620,741     5,175,407       279,389                6,505,771    8,617,452              -   15,123,223
             ------------- ----------- ------------ -------------- ----------- ------------ ------------  ------------- ------------
Gross
  profit          158,874     240,006     1,726,129       145,344           -    2,270,353    2,532,510              -    4,802,863

Selling,
  general &
  admini-
  strative
  expenses        916,638     271,538     1,001,414       168,468                2,358,058    3,372,168              -    5,730,226

Non-cash
  compen-
  sation       14,555,921                                                       14,555,921                               14,555,921

Amortization
  of
  intangibles           -           -             -             -     72,000(a)     72,000      348,357        59,643(a)    480,000
             ------------- ----------- ------------ -------------- ----------- ------------ ------------  ------------- ------------
(Loss)/income
  from
  operations  (15,313,685)    (31,532)      742,715       (23,124)    (72,000) (14,715,626)  (1,188,015)       (59,643) (15,963,284)

Interest
  expense          17,648           -        96,867         5,225                  119,740      464,866              -      584,606
             ------------- ----------- ------------ -------------- ----------- ------------ ------------  ------------- ------------

(Loss)/
  income
  before
  income
  taxes       (15,331,333)    (31,532)      627,848       (28,349)    (72,000) (14,835,366)  (1,652,881)       (59,643) (16,547,890)

Provision
  for
  income
  taxes                 -           -             -             -                        -            -              -            -
             ------------- ----------- ------------ -------------- ----------- ------------ ------------  ------------- ------------
Net
  (loss)/
  income     $(15,331,333) $  (31,532) $    627,848 $     (28,349) $  (72,000) $(14,835,366)$(1,652,881)  $    (59,643)$(16,547,890)
             ============= =========== ============ ============== =========== ============ ============  ============= ============

Basic
  loss
  per
  share      $     (1.44)                                                                                               $     (0.75)
             =============                                                                                              ============
Fully
  diluted
  loss per
  share      $     (1.44)                                                                                               $     (0.75)
             =============                                                                                              ============
Weighted
  average
  number
  of shares
  out-
  standing     10,655,574                                                                                                22,067,276
             =============                                                                                              ============


The accompanying notes are an integral part of these unaudited pro forma combined condensed financial statements.

                                 CRDENTIA CORP.
              UNAUDITED PRO FORMA COMBINED CONDENSED BALANCE SHEETS
                               September 30, 2003


                                                                                  Prior
                                                          Prior Acquisitions      Acquisitions                    Pro Forma
                                        Historical   ---------------------------  Combined     PSR Nurses   ------------------------
                                        Crdentia     Nurses Network  Adjustments  Subtotal     Ltd.         Adjustments  Combined
                                        -----------  --------------  -----------  -----------  -----------  -----------  -----------
ASSETS
Current assets
   Cash                                $   367,779  $    11,420     $            $   379,199  $    215,334 $ (191,000)(c)$   403,533
   Accounts receivable, net              1,088,810       28,725                    1,117,535     2,602,852                 3,720,387
   Prepaid expenses                                      10,301                       10,301       277,466                   287,767
   Other receivables                       187,763          280                      188,043         7,669                   195,712
                                        -----------  --------------  -----------  -----------  -----------  -----------  -----------
     Total current assets                1,644,352       50,726                    1,695,078     3,103,321   (191,000)     4,607,399
                                        -----------  --------------  -----------  -----------  -----------  -----------  -----------

Long term assets
   Fixed assets, net                        39,201        1,544                       40,745       337,761                   378,506
   Security deposits                             -          800                          800             -                       800
   Goodwill                              3,727,545                      93,946(a)  3,821,491     1,392,350  2,746,647(a)   7,960,488
   Other intangible assets, net            466,729                      15,000(a)    481,729     1,225,025  1,854,975(a)   3,561,729
   Other assets                            167,771                                   167,771             -                   167,771
                                        -----------  --------------  -----------  -----------  -----------  -----------  -----------
                                         4,401,246        2,344        108,946     4,512,536     2,955,136  4,601,622     12,069,294
                                        -----------  --------------  -----------  -----------  -----------  -----------  -----------

TOTAL ASSETS                           $ 6,045,598  $    53,070     $  108,946   $ 6,207,614  $  6,058,457 $4,410,622   $ 16,676,693
                                        ===========  ===========================  ===========  ===========  ===========  ===========

LIABILITIES & STOCKHOLDERS' EQUITY
Liabilities
   Accounts payable and
     accrued liabilities               $   935,436  $     5,074                  $   940,510  $    560,081              $  1,500,591
   Revolving lines of credit               422,337                                   422,337     1,615,172          -      2,037,509
   Short term notes payable              2,206,667                      71,765(c)  2,278,432     2,744,437   (600,000)(c)  4,422,869
   Other current liabilities                24,419                                    24,419             -                    24,419
                                        -----------  --------------  -----------  -----------  -----------  -----------  -----------
     Total current liabilities           3,588,859        5,074         71,765     3,665,698     4,919,960   (600,000)     7,985,388

   Long term portion of
     notes payable                         434,216      117,793        (75,126)(c)   476,883     2,492,557                 2,969,440
                                        -----------  --------------  -----------  -----------  -----------  -----------  -----------
                                         4,023,075      122,867         (3,361)    4,142,581     7,412,247   (600,000)    10,954,828
                                        -----------  --------------  -----------  -----------  -----------  -----------  -----------
Stockholders' Equity

   Common stock                              1,837        4,000         (3,988)(c)     1,849                      359(c)       2,208
   Additional paid in
      capital, net of costs
      incurred in obtaining
      financing                         18,014,365      105,687        (63,189)(c)18,056,863             -  3,656,474(c)  21,713,337
  (Accumulated deficit)/
      retained earnings                (15,993,679)    (179,484)       179,484   (15,993,679)   (1,353,790) 1,353,790   (15,993,679)
                                        -----------  --------------  -----------  -----------  -----------  -----------  -----------
                                         2,022,523      (69,797)       112,307     2,065,033    (1,353,790) 5,010,622      5,721,865
                                        -----------  --------------  -----------  -----------  -----------  -----------  -----------
TOTAL LIABILITIES &
  STOCKHOLDERS' EQUITY                 $ 6,045,598  $    53,070    $   108,946   $ 6,207,614 $   6,058,457 $4,410,622   $ 16,676,693
                                        ===========  ===========================  ==========  ============  ===========  ===========

The accompanying notes are an integral part of these unaudited pro forma combined condensed financial statements.
                                                                          4

     NOTES TO UNAUDITED PRO FORMA COMBINED CONDENSED FINANCIAL STATEMENTS

1. Basis of Pro Forma Presentation

During the period included in the pro forma presentation, in addition to PSR Nurses, the Company completed several acquisitions ("Acquired Companies") discussed as follows: On August 7, 2003, the Company acquired Baker Anderson Christie, Inc. ("BAC") in exchange for a minimum of 480,000 shares of its common stock at an appraised value of $0.36 per share. The Company accounted for the merger under the purchase method of accounting. See Form 8-K/A filing dated October 21, 2003.

On September 22, 2003, the Company acquired New Age Staffing, Inc. ("New Age") for a purchase price of $2,050,000 in cash and notes payable to the former shareholders of New Age. Additionally, these former shareholders were issued 6,884,614 shares of the Company's common stock at an appraised value of $0.36 per share. The Company accounted for the merger under the purchase method of accounting. See Form 8-K/A filing dated October 20, 2003.

On October 2, 2003, the Company acquired Nurses Network, Inc. ("Nurses Network") in exchange for a minimum of 118,084 shares of its common stock at an appraised value of $0.36 per share. Additionally, the former shareholders were issued notes in the amounts of $50,432 payable within six months of the date of closing and $64,000 payable on the first, second, and third anniversaries of the date of closing. The Company accounted for the merger under the purchase method of accounting. . See Form 8-K/A filing dated November 7, 2003.

On December 2, 2003, the Company acquired PSR Nurses, Ltd. ("PSR") in exchange for 3,418,789 shares of its common stock at an appraised value of $0.95 per share. Additionally, the sellers converted $409,000 of Notes Payable to 167,623 shares of stock. The Company also used $191,000 of seller cash to reduce Notes Payable. The Company will account for the merger under the purchase method of accounting.

The unaudited pro forma condensed combined balance sheet at September 30, 2003 is presented to give effect to the merger of Crdentia and the Acquired Companies as if these transactions had been consummated on September 30, 2003. The unaudited pro forma combined condensed statement of operations of Crdentia and the Acquired Companies for the year ended December 31, 2002 is presented as if these transactions had been consummated on January 1, 2002. The unaudited pro forma combined statement of operations for the twelve months ended December 31, 2002 combines the results of operations of Crdentia for the twelve months ended December 31, 2002 and the Acquired Companies' results of operations for the fiscal year ended December 31, 2002. Crdentia's results of operations for the twelve months ended December 31, 2002 were calculated by adding the results of operations for the four months ended December 31, 2002, and deducting the results of operations for the four months ended December 31, 2001, to the results of operations for the twelve months ended August 31, 2002.

Under the purchase method of accounting, the total estimated purchase price is allocated to the Acquired Companies' net tangible and intangible assets based upon their estimated fair value as of the date of completion of the merger. Based upon the estimated purchase price and the preliminary valuation, the preliminary purchase price allocation, which is subject to change based upon Crdentia's final analysis, as of the date of acquisition is as follows:


                         BAC	     New Age	  Nurses Network  PSR
Cash acquired	         $  127,424  $    60,567  $      2,076    $  262,721
Tangible assets acquired    124,376    1,351,490        52,803     2,991,286
Other intangible assets       5,000      460,000        15,000     3,080,000
Goodwill                    161,800    3,618,371        23,708     4,176,788
                         ----------  -----------  ------------    ----------
  Total assets acquired     418,600    5,490,428        93,587    10,510,795
Liabilities assumed         126,962    1,000,100        12,557     6,853,962
                         ----------  -----------  ------------    ----------
  Net assets acquired    $  291,638  $ 4,490,328  $     81,030    $3,656,833
                         ==========  ===========  ============    ==========

A preliminary total estimate of $3,560,000 for the Acquired Companies has been allocated to amortizable intangible assets consisting of customer relationships and international nurse related intangibles with useful lives of three to five years.

A preliminary estimate of approximately $8 million has been allocated to goodwill. Goodwill represents the excess of the purchase price over the fair value of the net tangible and intangible assets acquired. In accordance with Statement of Financial Accounting Standards No. 142, "Goodwill and Other Intangible Assets", goodwill will not be amortized and will be tested for impairment at least annually. The preliminary purchase price allocation for the acquired companies is subject to revision as more detailed analysis is completed and additional information on the fair values of the acquired companies' assets and liabilities becomes available. Any change in the fair value of the net assets of the acquired companies will change the amount of the purchase price allocable to goodwill. Final purchase accounting adjustments may therefore differ materially from the pro forma adjustments presented here.

2. Pro Forma Adjustments

The accompanying unaudited pro forma combined condensed financial statements have been prepared as if the merger was completed on September 30, 2003 for balance sheet purposes and as of January 1, 2002 for statements of operations purposes and reflect the following pro forma adjustments:

(a)	The adjustment represents the revaluation of acquired assets and amortization of intangible assets acquired for the year ended December 31, 2002 and the nine months ended September 30, 2003. The useful lives of these assets have been assumed to be three to five years.

(b)	Crdentia has net operating loss carryforwards for federal income tax purposes in excess of the taxable income of the Acquired Companies.
As such, there is no income tax expense recognized in these pro forma financial statements. Prior to the merger, both Nurses Network and BAC had been organized as Subchapter S Corporations under the Internal Revenue Code and, accordingly, passed their operating results through to their respective shareholders for taxation on their personal income tax returns.

(c)	The adjustment reflects assets acquired and liabilities assumed in the merger. As more fully discussed in Note 1 above, the Company is obligated to make periodic payments to the former shareholders of Nurses Network, $71,765 of which are payable within the next year, and $21,333 of which are payable in the two subsequent years. The Company further used $191,000 of the PSR seller cash to reduce Notes Payable. The PSR seller also converted $409,000 of Notes Payable to 167,623 shares of stock. The total increase in stockholder's equity represents the debt conversion plus amounts paid in excess of tangible book value of the acquirees.


3. Pro Forma Combined Net Loss Per Share

Shares used to calculate unaudited pro forma combined net loss per share were computed using Crdentia's weighted average shares outstanding during the respective periods. Additionally, the issuance of 118,084 shares to the sellers of Nurses Network, 480,000 shares to the sellers of BAC, 6,884,614 shares to the sellers of New Age, 3,418,789 shares to the sellers of PSR, and 167,623 shares converted by the sellers of PSR were assumed to have occurred on January 1, 2002.

Pursuant to the Common Stock Purchase Agreement dated May 15, 2002 between the Company and James D. Durham, the Company's chairman and CEO, for all acquisitions through December 31, 2003, Mr. Durham has the right to acquire a number of shares of Common Stock from the Company equal to 25% of the number of shares of the Company's Common Stock issued to the sellers of the Acquired Companies. Accordingly, Mr. Durham may purchase 2,725,372 shares at a purchase price of $.0001 per share. As of the date of this report, Mr. Durham has not exercised his right under this Agreement.

In connection with the Company's acquisition program and on-going financing efforts, management, in conjunction with several of the Company's largest shareholders, determined that it would be in the best interest of the Company to reduce the number of shares of Common Stock that are issued and outstanding. In discussions with management these shareholders agreed on August 6, 2003 to return an aggregate of 3,048,000 shares to the Company for no consideration. These 3,048,000 shares have been canceled by the Company and returned to Treasury. The effect of this transaction has been included in the computation of both basic and fully diluted pro forma loss per share in these pro forma financial statements.
                                                                          6